Exhibit 23




CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-64145 and 333-63500), pertaining to the Incentive Stock Compensation Plan of Todd Shipyards Corporation of our report dated May 22, 2003, except for Note 17, as to which the date is June 6, 2003, with respect to the consolidated financial statements and schedule of Todd Shipyards Corporation included in the Annual Report (Form 10-K) for the year ended March 30, 2003.


Seattle, Washington                        /s/ Ernst & Young LLP
June 9, 2003